UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph T. Schneider has resigned as Senior Vice President of Sales and Marketing of Sparton Corporation (the “Company”), effective April 10, 2018.

Mr. Schneider and the Company are parties to an employment agreement dated as of May 26, 2015, and amended as of September 23, 2015 (together, the “Employment Agreement”). Under the terms of the Employment Agreement, upon his voluntary resignation, the Company is required to pay Mr. Schneider his base salary on a pro-rata basis that accrued up to the effective date of his resignation.

Mr. Schneider is entitled to exercise any outstanding Company stock options previously awarded to him that are exercisable immediately prior to his resignation until the earlier of (i) the expiration of the 90 day period following his resignation, or (ii) the expiration of the stock option’s term. Under applicable provisions of the Company’s equity plans and Mr. Schneider’s award agreements, all unvested stock options, restricted stock, and restricted stock units held by Mr. Schneider are forfeited upon Mr. Schneider’s termination.

Mr. Schneider remains subject to his existing restrictive covenants under the Employment Agreement, including a covenant not to compete for 12 months following the date of his termination.

The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement. A copy of the current Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement dated September 23, 2015 between Sparton Corporation and Joseph Schneider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: April 16, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer